Exhibit 99.2

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report (the “Report”) on the Form 10-K of Patterson Brooke Resources Inc. (the “Company”) for the year ended October 31, 2009, as filed with the Securities and Exchange Commission on the date hereof, I, B. Gordon Brooke, Chief Executive Officer, President, Chief Financial Officer. Secretary Treasurer and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in this Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

January 25, 2010

    B. GORDON BROOKE
      B. Gordon Brooke
      Chief Executive Officer,
       President and Director